EXHIBIT 10.26
AMENDMENT ONE
NEWPARK RESOURCES, INC.
2006 EQUITY INCENTIVE PLAN
     WHEREAS, Newpark Resources, Inc. (hereinafter referred to as the “Company”) heretofore established the Newpark Resources, Inc. 2006 Equity Incentive Plan (the “Plan”); and
     WHEREAS, the Company desires to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);
     NOW, THEREFORE, the Plan is hereby amended as follows effective as of the Effective Date of the Plan:
     1. Section 3.2(f) of the Plan is amended to add the following language at the end thereof to read as follows:
          “provided, however, that the Compensation Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, and such discretion would cause the Award not to so qualify;”
     2. Section 7.6 of the Plan is amended to add the following sentence at the end thereof to read as follows:
          “Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code, a Participant shall be considered to have terminated employment with the Company and its Subsidiaries only when the Participant incurs a “separation from service” with respect to the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance issued thereunder.”
     3. The first sentence of Section 9.2 of the Plan is amended to read as follows:
          “At the time of grant of each Award of Restricted Stock Units, the Compensation Committee shall determine the Restriction Period that will apply to the Award.”
     4. Section 9.4 of the Plan is amended in its entirety to read as follows:
          “On the vesting date or dates of the Award, the Company shall, subject to the terms of the Plan and the Award Agreement, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Compensation Committee shall specify in the Award the purchase price, if any, to be paid by the Participant to the Company for such Shares and shall determine the methods by which the purchase price may be paid or deemed paid and the form the payment.”

     5. The last sentence of Section 10.5 of the Plan is deleted in its entirety.
     6. Section 21.12 of the Plan shall be amended to add the following sentences to the end thereof to read as follows:
          “To the extent necessary to comply with Section 409A of the Code, if a Participant is a specified employee, as defined in Treas. Reg. 1.409A-1(i), and any stock of the Company or of any affiliate is publicly traded on an established securities market or otherwise, no payment or benefit that is subject to Section 409A of the Code shall be made under this Plan on account of the Participant’s separation from service with the Company or its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code before the date that is the first day of the seventh month beginning after the date the Participant’s separation from service (or, if earlier, the date of death of the Participant or any other date permitted under Section 409A of the Code). To the extent necessary to comply with Section 409A Code, no Award that is a Nonstatutory Option or a Stock Appreciation Right shall contain or be amended to contain a “deferral feature” or an “additional deferral feature” within the meaning and usage of those terms under Section 409A of the Code and the administrative guidance thereunder.”
     7. The definition of “Change in Control” in Exhibit A to the Plan shall be amended to add the following sentence to the end thereof to read as follows:
          “Notwithstanding the foregoing, solely with respect to any Award that is subject to Section 409A of the Code and payable upon a Change in Control, the term “Change in Control” shall mean an event described in one or more of the foregoing provisions of this definition, but only if it also constitutes a “change in control event” within the meaning of Treas. Reg. 1.409A-3(i)(5).”
     8. The definition of “Subsidiary” in Exhibit A to the Plan shall be amended to add the following language to the end thereof to read as follows:
          “, and for purposes of Awards of Nonstatutory Options, “Subsidiary” means a corporation or other entity in an chain of corporations and/or other entities in which the Company has a “controlling interest” within the meaning of Treas. Reg. 1.414(c)-2(b)(2)(i), but using the threshold of 50% ownership wherever 80% appears.”
          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 8th day of December, 2008.

ATTEST:	COMPANY

NEWPARK RESOURCES, INC.

/s/ Mark J. Airola	By:	/s/ Paul Howes

Secretary	Title:	President & CEO